UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

1-3672	Ameren Illinois Company (Illinois Corporation) 6 Executive Drive Collinsville, Illinois 62234 (618) 343-8039	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On April 22, 2013, Stephen F. Brauer submitted his resignation from the Board of Directors (the “Board”) of Ameren Corporation (“Ameren” or the “Company”), effective immediately, and informed the Company that he did not wish to be considered for election to the Board at the Company’s annual meeting of shareholders held on April 23, 2013. Mr. Brauer’s resignation as a director and decision to withdraw from consideration for election to the Board was due to business commitments and not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of each of Ameren, Union Electric Company d/b/a Ameren Missouri (“Ameren Missouri”) and Ameren Illinois Company d/b/a Ameren Illinois (“Ameren Illinois”) held on April 23, 2013 (each, its respective “Annual Meeting”), the matters listed below were submitted to a vote of its respective shareholders.

Item (1): Election of Directors

Ameren

Ameren shareholders elected the following ten nominees, each of whom was named in Ameren’s definitive proxy statement relating to the Annual Meeting, to serve as directors until Ameren’s next annual meeting of shareholders in 2014 and until their respective successors have been duly elected and qualified. Information as to the vote on each director standing for election is provided below:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Catherine S. Brune	157,908,419	2,401,892	—	38,560,295
Ellen M. Fitzsimmons	157,997,688	2,312,623	—	38,560,295
Walter J. Galvin	157,911,078	2,399,233	—	38,560,295
Gayle P.W. Jackson	157,891,117	2,419,194	—	38,560,295
James C. Johnson	137,568,311	22,742,000	—	38,560,295
Steven H. Lipstein	155,020,988	5,289,323	—	38,560,295
Patrick T. Stokes	154,807,474	5,502,837	—	38,560,295
Thomas R. Voss	152,639,477	7,670,834	—	38,560,295
Stephen R. Wilson	155,319,258	4,991,053	—	38,560,295
Jack D. Woodard	155,000,831	5,309,480	—	38,560,295

Ameren Missouri

At Ameren Missouri’s annual meeting of shareholders held on April 23, 2013, the following individuals (comprising Ameren Missouri’s full Board of Directors) were elected to serve until the next annual meeting of shareholders in 2014 and until their respective successors have been duly elected and qualified: Warner L. Baxter, Daniel F. Cole, Adam C. Heflin, Martin J. Lyons, Jr., Michael L. Moehn, Charles D. Naslund and Gregory L. Nelson. Each individual received 102,123,834 votes for election and no withheld votes, abstentions or broker non-votes.

Ameren Illinois

At Ameren Illinois’ annual meeting of shareholders held on April 23, 2013, the following individuals (comprising Ameren Illinois’ full Board of Directors) were elected to serve until the next annual meeting of shareholders in 2014 and until their respective successors have been duly elected and qualified: Daniel F. Cole, Martin J. Lyons, Jr., Richard J. Mark and Gregory L. Nelson. Each individual received 25,452,373 votes for election and no withheld votes, abstentions or broker non-votes.

Item (2): Advisory Approval of Executive Compensation

Ameren shareholders approved, on an advisory basis, the compensation of certain executives as disclosed in the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures in the definitive proxy statement relating to the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
139,118,205	17,791,401	3,400,705	38,560,295

Item (3): Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013

Ameren shareholders ratified the appointment of PricewaterhouseCoopers LLP as Ameren’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
194,118,904	3,629,773	1,121,929	—

Item (4): Shareholder Proposal Relating to Report on Reducing Risk in Energy Portfolio Through Increased Energy Efficiency and Renewable Energy Resources

Ameren shareholders did not approve a shareholder proposal requesting a report, to be reviewed by a Board committee comprised of independent Ameren directors, on actions the

Company is taking or could take to reduce risk throughout its energy portfolio by diversifying the Company’s energy resources to include increased energy efficiency and renewable energy resources, as described in the definitive proxy statement relating to the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,646,481	117,957,546	27,706,284	38,560,295

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Gregory L. Nelson
Gregory L. Nelson
Senior Vice President, General Counsel and Secretary

UNION ELECTRIC COMPANY
(Registrant)

/s/ Gregory L. Nelson
Gregory L. Nelson
Senior Vice President, General Counsel and Secretary

AMEREN ILLINOIS COMPANY
(Registrant)

/s/ Gregory L. Nelson
Gregory L. Nelson
Senior Vice President, General Counsel and Secretary

Date: April 23, 2013